Filed pursuant to Rule 424(b)(3)
Registration No. 333-176464

ONCOR ELECTRIC DELIVERY COMPANY LLC

SUPPLEMENT NO. 2 TO

MARKET MAKING PROSPECTUS DATED

SEPTEMBER 2, 2011

THE DATE OF THIS SUPPLEMENT IS OCTOBER 21, 2011

On October 21, 2011, Oncor Electric Delivery Company LLC filed the attached

Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 18, 2011

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas, 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011, Charles W. Jenkins, III, Senior Vice President and Chief Operating Officer of Oncor Electric Delivery Company LLC (“Oncor”) notified Oncor of his intention to retire effective April 1, 2012. In light of this, Oncor expects to appoint a new Chief Operating Officer in the near future. Mr. Jenkins will remain as Chief Operating Officer until the appointment of his successor, and will remain as Senior Vice President until his retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ E. Allen Nye, Jr.
Name: Title:	E. Allen Nye, Jr. Senior Vice President, Secretary, and General Counsel

Dated: October 21, 2011